Exhibit (d)(i)(L)

Schedule A

to the Investment Advisory Agreement

between Direxion Shares ETF Trust and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (the “Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

NON-LEVERAGED FUNDS

Direxion DWS NASDAQ Volatility Index Response Shares	0.45%
Direxion NASDAQ-100® Equal Weighted Index Shares	0.30%
IndiaShares Consumer Shares	0.75%
IndiaShares Energy & Utilities Shares	0.75%
IndiaShares Financial Shares	0.75%
IndiaShares Industrial Shares	0.75%
IndiaShares Infrastructure Shares	0.75%
IndiaShares Material Shares	0.75%
IndiaShares Mid-and Small-Cap Shares	0.75%
IndiaShares Fixed Income Shares	0.75%
IndiaShares Technology and Telecommunication Shares	0.75%
Direxion S&P 500® DRRC Index Volatility Response Shares	0.45%
Direxion S&P 600® DRRC Index Volatility Response Shares	0.45%
Direxion All Cap Insider Sentiment Shares	0.45%
Direxion Zacks MLP High Income Shares	0.60%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.45%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.45%
Direxion Daily Corporate Bond Bear 1X Shares	0.45%
Direxion Daily Developed Markets Bear 1X Shares	0.45%
Direxion Daily Dow 30® Bear 1X Shares	0.45%
Direxion Daily Emerging Market Bear 1X Shares	0.45%
Direxion Daily Large Cap Bear 1X Shares	0.45%
Direixon Daily Municipal Bond Taxable Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily Total Market Bear 1X Shares	0.45%
Direxion Daily Total Bond Market Bear 1X Shares	0.45%
Direxion Daily Financial Bull 1X Shares	0.45%
Direxion Daily Technology Bear 1X Shares	0.45%

LEVERAGED FUNDS

1.25X Funds

Direxion Daily China Energy Bull 1.25X Shares	0.75%	Direxion Daily China Materials Bull 1.25X Shares	0.75%
Direxion Daily China Industrials Bull 1.25X Shares	0.75%	Direxion Daily China Consumer Discretionary Bull 1.25X Shares	0.75%
Direxion Daily China Consumer Discretionary Bull 1.25X Shares	0.75%	Direxion Daily China Health Care Bull 1.25X Shares	0.75%
Direxion Daily China Financials Bull 1.25X Shares	0.75%	Direxion Daily China Information Technology Bull 1.25X Shares	0.75%
Direxion Daily China Telecommunication Services Bull 1.25X Shares	0.75%	Direxion Daily China Utilities Bull 1.25X Shares	0.75%
Direxion Daily China A Share Bull 1.25X Shares	0.75%

2X Funds

Direxion Daily Large Cap Bull 2X Shares	0.75%	Direxion Daily Large Cap Bear 2X Shares	0.75%
Direxion Daily 20+ Year Treasury Bull 2X Shares	0.75%	Direxion Daily 20+ Year Treasury Bear 2X Shares	0.75%
Direxion Daily Small Cap Bull 2X Shares	0.75%	Direxion Daily Small Cap Bear 2X Shares	0.75%
Direxion Daily Dow 30 Bull 2X Shares	0.75%	Direxion Daily Dow 30 Bear 2X Shares	0.75%
Direxion China A Share Bull 2X Shares	0.75%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.75%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.75%
Direxion Daily 20+ Year Treasury Bull 3X Shares	0.75%	Direxion Daily 20+ Year Treasury Bear 3X Shares	0.75%
Direxion Daily Basic Materials Bull 3X Shares	0.75%
Direxion Daily Brazil Bull 3X Shares	0.75%	Direxion Daily Brazil Bear 3X Shares	0.75%
Direxion Daily Canada Bull 3X Shares	0.75%	Direxion Daily Canada Bear 3X Shares	0.75%
Direxion Daily FTSE China Bull 3X Shares	0.75%	Direxion Daily FTSE China Bear 3X Shares	0.75%
Direxion Daily Clean Energy Bull 3X Shares	0.75%	Direxion Daily Clean Energy Bear 3X Shares	0.75%
Direxion Daily Commodity Related Bull 3X Shares	0.75%	Direxion Daily Commodity Related Bear 3X Shares	0.75%
Direxion Daily Corporate Bond Bull 3X Shares	0.75%	Direxion Daily Corporate Bond Bear 3X Shares	0.75%
Direxion Daily Developed Markets Bull 3X Shares	0.75%	Direxion Daily Developed Markets Bear 3X Shares	0.75%
Direxion Daily Emerging Markets Bull 3X Shares	0.75%	Direxion Daily Emerging Markets Bear 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%	Direxion Daily Energy Bear 3X Shares	0.75%
Direxion Daily Financial Bull 3X Shares	0.75%	Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Gold Miners Bull 3X Shares	0.75%	Direxion Daily Gold Miners Bear 3X Shares	0.75%
Direxion Daily Healthcare Bull 3X Shares	0.75%
Direxion Daily High Yield Bull 3X Shares	0.75%	Direxion Daily High Yield Bear 3X Shares	0.75%
Direxion Daily India Bull 3X Shares	0.75%

Direxion Daily Indonesia Bull 3X Shares	0.75%	Direxion Daily Indonesia Bear 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%
Direxion Daily Malaysia Bull 3X Shares	0.75%	Direxion Daily Malaysia Bear 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%	Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.75%
Direxion Daily Natural Gas Related Bull 3X Shares	0.75%	Direxion Daily Natural Gas Related Bear 3X Shares	0.75%
Direxion Daily Real Estate Bull 3X Shares	0.75%	Direxion Daily Real Estate Bear 3X Shares	0.75%
Direxion Daily Regional Banks Bull 3X Shares	0.75%	Direxion Daily Regional Banks Bear 3X Shares	0.75%
Direxion Daily Retail Bull 3X Shares	0.75%
Direxion Daily Russia Bull 3X Shares	0.75%	Direxion Daily Russia Bear 3X Shares	0.75%
Direxion Daily S&P 500® Bull 3X Shares	0.75%	Direxion Daily S&P 500® Bear 3X Shares	0.75%
Direxion Daily Semiconductor Bull 3X Shares	0.75%	Direxion Daily Semiconductor Bear 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%	Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily South Korea Bull 3X Shares	0.75%	Direxion Daily South Korea Bear 3X Shares	0.75%
Direxion Daily Taiwan Bull 3X Shares	0.75%	Direxion Daily Taiwan Bear 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%	Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Thailand Bull 3X Shares	0.75%	Direxion Daily Thailand Bear 3X Shares	0.75%
Direxion Daily TIPs Bull 3X Shares	0.75%	Direxion Daily TIPs Bear 3X Shares	0.75%
Direxion Daily Total Bond Market Bull 3X Shares	0.75%
Direxion Daily Total Market Bull 3X Shares	0.75%	Direxion Daily Total Market Bear 3X Shares	0.75%
Direxion Daily Utilities Bull 3X Shares	0.75%	Direxion Daily Utilities Bear 3X Shares	0.75%
Direxion Daily Industrial Bull 3X Shares	0.75%	Direxion Daily Industrial Bear 3X Shares	0.75%
Direxion Daily Turkey Bull 3X Shares	0.75%	Direxion Daily Turkey Bear 3X Shares	0.75%
Direxion Daily Junior Gold Miners Bull 3X Shares	0.75%	Direxion Daily Junior Gold Miners Bear 3X Shares	0.75%
Direxion Daily Silver Miners Bull 3X Shares	0.75%	Direxion Daily Silver Miners Bear 3X Shares	0.75%
Direxion Daily Dow 30 Bull 3X Shares	0.75%	Direxion Daily Dow 30 Bear 3X Shares	0.75%
Direxion Daily FTSE Europe Bull 3X Shares	0.75%	Direxion Daily FTSE Europe Bear 3X Shares	0.75%
Direxion Daily Japan Bull 3X Shares	0.75%	Direxion Daily Japan Bear 3X Shares	0.75%
Direxion Daily Chile Bull 3X Shares	0.75%	Direxion Daily Chile Bear 3X Shares	0.75%
Direxion Daily Hong Kong Bull 3X Shares	0.75%	Direxion Daily Hong Kong Bear 3X Shares	0.75%
Direxion Daily Mexico Bull 3X Shares	0.75%	Direxion Daily Mexico Bear 3X Shares	0.75%
Direxion Daily Philippines Bull 3X Shares	0.75%	Direxion Daily Philippines Bear 3X Shares	0.75%
Direxion Daily China A Share Bull 3X Shares	0.75%
Direxion Daily MSCI European Financial Bull 3X Shares	0.75%	Direxion Daily MSCI European Financial Bear 3X Shares	0.75%

Last Updated: November 26, 2013.